Exhibit 5

                             JOINT FILING AGREEMENT

           In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Paragon Trade Brands, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 4th day of February, 2000.

                               PTB ACQUISITION COMPANY, LLC


                               By: /s/ David C. Mariano
                                   --------------------
                                   Name:  David C. Mariano
                                   Title: President


                               WELLSPRING CAPITAL PARTNERS II L.P.

                               By: Wellspring Associate II, LLC
                                   General Partner

                                   By: /s/ Greg S. Feldman
                                       -------------------
                                       Name:  Greg S. Feldman
                                       Title: Managing Member


                               WELLSPRING CAPITAL MANAGEMENT, LLC


                               By: /s/ Greg S. Feldman
                                   -------------------
                                   Name:  Greg S. Feldman
                                   Title: Managing Member


                               /s/ Greg S. Feldman
                               -------------------
                               Greg S. Feldman